EXHIBIT 99.1

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2021, The Necessity Retail REIT, Inc., a Maryland corporation ("RTL" or the "Company”) and its subsidiary, Necessity Retail REIT Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “CIM Portfolio”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying property exercise those rights, if the Operating Partnership exercises limited rights to exclude certain properties not exceeding $200 million in value from those being acquired or if earn out amounts associated with certain leases are satisfied. The acquisition of the CIM Portfolio is referred to herein as the “Transaction” or the “Transactions.” The CIM Portfolio consists of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power and grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, of which all 81 properties were acquired in seven closings as of September 30, 2022 (collectively, the "Acquired Properties"), the Operating Partnership has acquired all of the right, title and interest in each of the properties acquired in the CIM Portfolio owned by the applicable Sellers, which include certain leasehold interests in land parcels. The Company determined that the Transactions were accounted for as asset acquisitions.

As previously announced, the Company funded the Purchase Price through a combination, determined at each closing, of cash on the balance sheet, including net proceeds of $254.5 million from the sale of its Sanofi asset, borrowings under the Company’s credit facility, as well as debt currently encumbering certain of the properties that the Operating Partnership that were assumed by the Company, and the issuance of $53.4 million in value of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”) to the Sellers. The Company funded the acquisition of the 81 properties with borrowings under its Credit Facility of $513.0 million, cash on hand of $365.8 million, which included net proceeds from the sale of its Sanofi asset and remaining proceeds from the issuance of its Senior Notes, the issuance of 6,450,107 shares of the Company's Class A common stock with a value of $53.4 million, the application of its $40.0 million deposit and the assumption of $352.8 million of fixed-rate mortgage debt.

The purchase and sale agreement provided for contingent considerations relating to leasing activity at each acquired property for a six-month period subsequent to the respective closing dates of each acquired property. The Company has paid $49.6 million and accrued an additional $5.2 million as of September 30, 2022 based on leases executed as of September 30, 2022. Subsequent to September 30, 2022, an additional $10.9 million is considered to be probable of payment in connection with the acquired properties that related to contingencies resolved or that are considered probable based on events subsequent to September 30, 2022 and, accordingly, were not yet recorded by the Company as of the balance sheet date. Additional amounts may be due for leases executed through January 2023 (six months following the acquisition date of the final property of the CIM Portfolio Acquisition) on the remaining two properties.

The unaudited pro forma statement of operations for the year ended December 31, 2021 included herein includes the impacts of the sale of the Company's Sanofi property (closed on January 6, 2022), the proceeds of which were used to fund a portion of the CIM Acquisition. The Company believes it is appropriate to make these adjustments since the completion of these transactions, and the use of the proceeds therefrom, provided the capacity needed under the Company's Credit Facility to fund a portion of the acquisition of the CIM Portfolio.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2022 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on January 1, 2021. The historical results of RTL for the nine months ended September 30, 2022 include the operating results of the 81 properties acquired in seven closings as of September 30, 2022 from their respective acquisition dates through September 30, 2022. Also, the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2022 includes adjustments for the pre-acquisition period historical operating results of the 81 properties acquired during the nine months ended September 30, 2022 (the "Acquired Property Results Not Included in September 30, 2022 RTL").

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on January 1, 2021. Accordingly, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 includes adjustments for the full-year historical operating results for all 81 properties that have been acquired (the "Acquired Property Results Not Included in December 31, 2021 RTL").

The unaudited pro forma consolidated financial statements (including notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2021, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2022 and the consolidated financial statements for the three and nine months ended September 30, 2022, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC on November  3, 2022. The unaudited pro forma consolidated financial statements (including the notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the combined financial statements of the CIM Portfolio for the fiscal year ended December 31, 2021, included in the Company's Form 8-K/A filed with the SEC on April 8, 2022, and for the nine months ended September 30, 2022, and the related notes thereto. The combined financial statements of the CIM Portfolio for the six months ended June 30, 2022 (the last interim calendar period prior to the acquisition) were previously included as part of the Company’s Form 8-K dated August 9, 2022 in Exhibit 99.1 therein. The statements of operations are not necessarily indicative of what the actual operating results would have been had the acquisition of the CIM Portfolio and the other significant capital transactions occurred on January 1, 2021, respectively, nor are they indicative of future operating results of the Company.

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(In thousands, except per share amounts)

		CIM Transaction and Financing
	September 30, 2022 RTL	Acquired Property Results Not Included in September 30, 2022 RTL	Pro Forma Adjustments		Credit Facility Draw		Disposition of Sanofi Property	Pro Forma RTL
	(A)	(B)	(C)		(D)		(E)
Revenue from tenants	$328,048	$32,015	$97	(G)	$—		$(228)	$359,932

Operating expenses:
Asset management fees to related party	24,061	—	—		—		—	24,061
Property operating expense	74,710	11,174	—		—		8	85,892
Impairment of real estate assets	94,942	—	—		—		—	94,942
Acquisition, transaction and other costs	695	—	—		—		—	695
Equity-based compensation	10,878	—	—		—		—	10,878
General and administrative	23,722	—	—		—		—	23,722
Depreciation and amortization	141,755	—	15,533	(H)	—		—	157,288
Total operating expenses	370,763	11,174	15,533		—		8	397,478
Operating income before gain on sale/exchange of real estate investments	(42,715)	20,841	(15,436)		—		(236)	(37,546)
Gain on sale of real estate investments	68,615	—	—		—		(53,569)	15,046
Operating income	25,900	20,841	(15,436)		—		(53,805)	(22,500)
Other (expense) income:
Interest expense	(84,471)	—	(4,899	)(I)	(2,593	)(I)	—	(91,963)
Other income	987	112	—		—		—	1,099
Gain on non-designated derivatives	2,250	—	(2,250	)(J)	—		—	—
Total other expenses, net	(81,234)	112	(7,149)		(2,593)		—	(90,864)
Net (loss) income	(55,334)	20,953	(22,585)		(2,593)		(53,805)	(113,364)
Net income attributable to non-controlling interests	54	—	—		—		—	54
Allocation for preferred stock	(17,511)	—	—		—		—	(17,511)
Net (loss) income attributable to common stockholders	$(72,791)	$20,953	$(22,585)		$(2,593)		$(53,805)	$(130,821)

Weighted-average shares outstanding — Diluted (F)	131,478,484							132,610,536
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.56)							$(0.99)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2022:

(A)	Reflects the historical consolidated statement of operations of the Company for the nine months ended September 30, 2022 as presented in the Company’s Quarterly Report on Form 10-Q (filed with the SEC on November 3, 2022), and only includes operating results from the respective property acquisition dates through September 30, 2022 for the 81 properties acquired in the first nine months of 2022.

(B)	Represents the historical operating results from January 1, 2022 through the respective property acquisition dates in the nine months ended September 30, 2022 for the 81 properties acquired during the nine months ended September 30, 2022.

(C)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2021. The Company has accounted for all these transactions as asset acquisitions.

(D)	Assumes a draw on the Company's Credit Facility to partially fund the closings of the 81 properties of the CIM Portfolio on January 1, 2021.

(E)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2021 for the purposes of this pro forma financial statement. The sale closed in the first quarter of 2022.

(F)	The pro forma weighted average common shares outstanding are calculated as if the issuance of the 6,450,107 shares that were issued to purchase the CIM Properties had occurred on January 1, 2021. These shares were issued in the three months ended March 31, 2022.

(G)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2021 for all 81 properties of the CIM Portfolio acquisition. For purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(In thousands)	Pro Forma Adjustments (1)
Straight-line rent and other adjustments	$254
Accretion of below market leases	3,330
Amortization of above market leases	(3,487)
Total	$97

(1)	Includes adjustments for the 81 properties acquired in the nine months ended September 30, 2022, for the period prior to the Company's ownership.

(H)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2021. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over the estimated useful life (generally 40 years for buildings and 15 years or less for improvements), beginning on the assumed acquisition date of January 1, 2021, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for all 81 properties of the CIM Acquisition:

(In thousands)	Pro Forma Adjustments (1)
Depreciation expense	$5,879
Amortization expense — In-place leases	9,654
Total	$15,533

(1)	Includes adjustments for the 81 properties acquired in the nine months ended September 30, 2022, for the period prior to the Company's ownership.

(I)	Represents interest expense on debt assumed from the CIM Portfolio and the additional Credit Facility draws, as if all of these borrowings occurred on January 1, 2021, as follows:

	Principal		Rate	Fixed/Variable	Interest Expense
	(In thousands)				(In thousands)
Additional interest expense for assumed mortgage debt in the nine months ended September 30, 2022 (1)	$350,514	(2)	3.92%	Fixed	$4,899
Total interest expense adjustments related to assumed mortgage debt					$4,899

Additional interest expense for actual borrowings under the Credit Facility through September 30, 2022 (3)	$478,000		3.26%	Variable	$2,593

(1)	Represents estimated fair value of debt assumed for $352.8 million of principal mortgage debt.

(2)	Represents additional interest for the period from January 1, 2021 to the dates of the respective mortgage assumptions used to fund the acquisitions of the 81 properties completed during the nine months ended September 30, 2022. Calculated using the weighted-average mortgage rates on the assumed mortgages during the nine months ended September 30, 2022.

(3)	Represents additional interest for the period from January 1, 2022 to the dates of the respective borrowings under the Credit Facility used to fund the acquisitions of the 81 properties completed during the nine months ended September 30, 2022. Calculated using the weighted-average interest rate on the Credit Facility for the nine months ended September 30, 2022.

(J)	The purchase and sale agreement included the planned issuance of shares of the Company’s Class A common stock or Class A units in the Operating Partnership of up to $53.4 million in value. The number of shares issued (6,450,107) was based on the value of the shares that may have been issued divided by the per-share volume weighted average price of the Company’s Class A common stock measured over a five-day consecutive trading period immediately preceding (but not including) the date on which written notice is delivered, indicating the seller’s election to receive either shares or units, to the Operating Partnership (the price of which is to be limited by a 7.5% collar in either direction from the per share volume weighted-average price of the Company’s Class A common stock measured over a ten-day consecutive trading period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company concluded that this arrangement constituted an embedded derivative which requires separate accounting. The initial value of the embedded derivative was an asset upon the signing of the PSA of $1.7 million, and was a liability of $2.3 million as of December 31, 2021 in the Company’s balance sheet. Upon consummation, the stock portion of the transaction closed at values which were within the collar and accordingly, the liability for the derivative at closing should be reduced from $2.3 million to zero. The adjusted loss represents the original value of the embedded derivative (which is also part of purchase accounting). This is expected to be a non-recurring loss.

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share amounts)

CIM Transaction and Financing	Other Relevant Transactions
December 31, 2021 RTL	Acquired Property Results Not Included in December 31, 2021 RTL	Pro Forma Adjustments	Credit Facility Draw	Issuance of 4.50% Senior Notes	Disposition of Sanofi Property	Pro Forma RTL
(A)	(B)	(C)	(D)	(E)	(F)
Revenue from tenants	$335,156	$153,408	$(2,934	)(H)	$—	$—	$(17,195)	$468,435

Operating expenses:
Asset management fees to related party	32,804	—	—	—	—	—	32,804
Property operating expense	55,431	51,115	—	—	—	(104)	106,442
Impairment of real estate assets	33,261	—	—	—	—	—	33,261
Acquisition, transaction and other costs	4,378	—	—	—	—	—	4,378
Equity-based compensation	17,264	—	—	—	—	—	17,264
General and administrative	20,856	—	—	—	—	(4)	20,852
Depreciation and amortization	130,464	—	84,829	(I)	—	—	(9,432)	205,861
Total operating expenses	294,458	51,115	84,829	—	—	(9,540)	420,862
Operating income before gain on sale of real estate investments	40,698	102,293	(87,763)	—	—	(7,655)	47,573
Gain on sale of real estate investments	4,757	—	—	—	—	44,580	(K)	49,337
Operating income	45,455	102,293	(87,763)	—	—	36,925	96,910
Other (expense) income:
Interest expense	(81,784)	—	(13,775	)(J)	(12,954	)(J)	(9,804	)(J)	—	(118,317)
Other income	91	260	—	—	—	—	351
Loss on non-designated derivatives	(3,950)	—	2,250	(L)	—	—	—	(1,700)
Total other expenses, net	(85,643)	260	(11,525)	(12,954)	(9,804)	—	(119,666)
Net loss	(40,188)	102,553	(99,288)	(12,954)	(9,804)	36,925	(22,756)
Net loss attributable to non-controlling interests	9	—	—	—	—	—	9
Allocation for preferred stock	(23,262)	—	—	—	—	—	(23,262)
Net loss attributable to common stockholders	$(63,441)	$102,553	$(99,288)	$(12,954)	$(9,804)	$36,925	$(46,009)

Weighted-average shares outstanding — Basic and Diluted (G)	115,404,635	121,854,742
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.56)	$(0.38)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2021:

(A)	Reflects the historical consolidated statement of operations of the Company for the year ended December 31, 2021 as presented in the Company’s Annual Report on Form 10-K (filed with the SEC on February 24, 2022), and does not include any properties acquired in the CIM Portfolio acquisition, which began closing acquisitions during the first quarter of 2022.

(B)	Represents the full-year historical operating results attributable to the 81 Acquired Properties in the CIM Portfolio acquisition, all of which have closed.

(C)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2021. The Company has accounted for all these transactions as asset acquisitions.

(D)	Assumes a draw on the Company's Credit Facility to partially fund the closings of the 81 properties of the CIM Portfolio on January 1, 2021.

(E)	Reflects the issuance of the Company's Senior Notes on October 7, 2021 as if this transaction had occurred on January 1, 2021.

(F)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2021 for the purposes of this pro forma financial statement. The sale closed in the first quarter of 2022.

(G)	The pro forma weighted average common shares outstanding are calculated as if the issuance of the 6,450,107 shares that were issued to purchase the CIM Properties had occurred on January 1, 2021.

(H)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2021 for all 81 properties of the CIM Portfolio acquisition. For purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(In thousands)	Pro Forma Adjustments
Straight-line rent and other adjustments	$(2,725)
Accretion of below market leases	4,440
Amortization of above market leases	(4,649)
Total	$(2,934)

(I)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2021. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over the estimated useful life (generally 40 years for buildings and 15 years or less for improvements), beginning on the assumed acquisition date of January 1, 2021, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for both the Acquired Property Results Not Included in December 31, 2021 RTL for the year ended December 31, 2021:

(In thousands)	Pro Forma Adjustments
Depreciation expense	$27,320
Amortization expense — In-place leases	57,509
Total	$84,829

(J)	Represents interest expense on debt assumed from the CIM Portfolio, the additional Credit Facility draw and the issuance of the Senior Notes, partially offset by the removal of interest expense from the Sanofi mortgage and credit facility paydown, as if all of these borrowings occurred on January 1, 2021, as follows:

	Principal	Rate	Fixed/Variable	Interest Expense
	(In thousands)			(In thousands)
Assumed mortgage debt — Acquired Property Results Not Included in December 31, 2021 RTL (1)	$350,514	3.93%	Fixed	$13,775

Borrowings on the Credit Facility — Acquired Property Results Not Included in December 31, 2021 RTL (2)	$478,000	2.71%	Variable	$12,954

Issuance of the Senior Notes (3)	$500,000	4.50%	Fixed	$17,187
Removal of interest expense related to the Credit Facility repayment	186,242	2.71%	Variable	(5,047)
Removal of interest expense related to the Sanofi mortgage	125,000	3.27%	Fixed by swap	(3,350)
Amortization of deferred financing costs from Senior Notes (3)				1,014
Total interest expense adjustments related to issuance of Senior Notes				$9,804

(1)	Includes estimated fair value of debt assumed for $352.8 million of principal mortgage debt assumed with the closing of the Acquired Property Results Not Included in December 31, 2021 RTL.

(2)	Calculated using the weighted average interest rate on the Credit Facility for the year ended December 31, 2021.

(3)	Represents the incremental amount of interest adjustments to assume a January 1, 2021 issuance of the Senior Notes, which were issued on October 7, 2021.

(K)	Reflects the gain on the sale of the Sanofi property as if it occurred on January 1, 2021. This is a one-time, non-recurring transaction and therefore is only included in the consolidated pro forma statement of operations for the year ended December 31, 2021. Additional details are as follows:

(In thousands)
Net proceeds from sale of the Sanofi property — closed January 6, 2022	$254,518
Net carrying value of the Sanofi-property related assets and liabilities as of December 31, 2021	(200,506)
Pro forma gain on sale of Sanofi property if closed as of December 31, 2021	54,012
Less: Depreciation from January 1, 2021 to December 31, 2021	(9,432)
Pro forma gain on sale of Sanofi property if closed as of January 1, 2021	$44,580

(L)	The purchase and sale agreement included the planned issuance of shares of the Company’s Class A common stock or Class A units in the Operating Partnership of up to $53.4 million in value. The number of shares issued (6,450,107) was based on the value of the shares that may have been issued divided by the per-share volume weighted average price of the Company’s Class A common stock measured over a five-day consecutive trading period immediately preceding (but not including) the date on which written notice is delivered, indicating the seller’s election to receive either shares or units, to the Operating Partnership (the price of which is to be limited by a 7.5% collar in either direction from the per share volume weighted-average price of the Company’s Class A common stock measured over a ten-day consecutive trading period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company concluded that this arrangement constituted an embedded derivative which requires separate accounting. The initial value of the embedded derivative was an asset upon the signing of the PSA of $1.7 million, and was a liability of $2.3 million as of December 31, 2021 in the Company’s balance sheet. Upon consummation, the stock portion of the transaction closed at values which were within the collar and accordingly, the liability for the derivative at closing should be reduced from $2.3 million to zero. The adjusted loss represents the original value of the embedded derivative (which is also part of purchase accounting). This is expected to be a non-recurring loss.